UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2007

Astoria Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1 THROUGH 4 AND 6 THROUGH 8 NOT APPLICABLE.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Astoria Financial Corporation (the “Company”), the holding company for Astoria Federal Savings and Loan Association (the “Association”), at its Board of Directors meeting held on August 15, 2007, implemented the following executive management changes, effective immediately:

a)
Monte N. Redman, 56, currently Executive Vice President and Chief Financial Officer, was named President and Chief Operating Officer, a newly created position with the Company. Mr. Redman, who has been employed by the Association for over 30 years, has served as Executive Vice President and Chief Financial Officer of the Company since December 1997. He has been responsible for the treasury operations, investments, accounting operations, financial reporting, investor relations, management reporting, tax reporting, financial planning and the merger and acquisition areas of the Company.

b)
Frank E. Fusco, 44, currently Senior Vice President and Treasurer, was named Executive Vice President, Treasurer and Chief Financial Officer. Mr. Fusco, who has been employed by the Association for over 17 years, has served as Senior Vice President and Treasurer of the Company since May 1998.

c)
George L. Engelke, Jr., 68, currently Chairman, President and Chief Executive Officer, will retain the title Chairman and Chief Executive Officer. Mr. Engelke, who has been employed by the Association for over 35 years, has served as President, Chief Executive Officer and as a director of the Company since its formation in 1993. He has served as Chairman of the Company since 1997.

Identical corporate title changes were effectuated with respect to the Association.

The Boards of Directors of the Company and the Association at their meetings held on August 15, 2007 also rescinded the Company’s and the Association’s Executive Officer Mandatory Retirement Policy. This policy had required that executive officers retire as officers and employees of the Association and the Company upon attaining 70 years of age. In connection with this action, Mr. Engelke was asked to remain an officer and employee beyond his 70th birthday and he agreed to do so.

The Corporation and Association have offered to enter into a three year employment agreement with Mr. Fusco, subject to his agreement to rescind his existing Change of Control Severance Agreement. Such employment agreement is on substantially the same terms and conditions as that of the remaining six executive officers of the Company and the Association. A description of such employment agreements, subject to certain amendments described below, is set forth in the Company’s Schedule 14A Definitive Proxy Statement filed with the Securities and Exchange Commission on April 10, 2007 (File No. 011-11967) under the section “Other Potential Post-Employment Payments” which is incorporated by reference herein. The employment agreements of the remaining six executive officers, including Mr. Engelke and Mr. Redman were also amended to reflect their current salaries and titles, as necessary, and to remove the provision related to termination of employment upon attaining mandatory retirement age, in addition to certain other non-substantive changes.

The Compensation Committee of the Company added Mr. Fusco as a participant in the Astoria Financial Corporation Executive Officer Annual Incentive Plan (the “Executive Incentive Plan”) effective August 15, 2007. Also effective on such date, Mr. Redman’s target incentive was changed from fifty percent (50%) to sixty percent (60%) of base salary. A description of the Executive Incentive Plan is set forth in the Company’s Schedule 14A Definitive Proxy Statement filed with the Securities and Exchange Commission on April 10, 2007 (File No. 011-11967) under the section “Compensation Discussion and Analysis - Short-Term Non-Equity Incentive Plan Compensation” which is incorporated by reference herein.

Mr. Fusco has an existing mortgage loan and home equity line of credit with the Association. These loans were previously granted pursuant to the terms of the Association’s Employee & Director Mortgage & Home Equity Loan Policy which provides, under specified circumstances, for certain interest rate and fee discounts to eligible employees. A description of the Employee & Director Mortgage & Home Equity Loan Policy is set forth in the Company’s Schedule 14A Definitive Proxy Statement filed with the Securities and Exchange Commission on April 10, 2007 (File No. 011-11967) under the section “Compensation Discussion and Analysis - Perquisites - Employee & Director Mortgage & Home Equity Loan Policy” which is incorporated by reference herein. These loans were otherwise made in the ordinary course of the Association’s business and do not involve more than the normal risk of collectibility or present other unfavorable features. Such loans are not classified as nonaccrual, past due, restructured or as potential problem loans.

On August 15, 2007, the Company issued a press release announcing the above referenced actions. A copy of the press release is filed herewith as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press release dated August 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Alan P. Eggleston
Alan P. Eggleston Execuive Vice President, Secretary and General Counsel

Dated: August 15, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 15, 2007